Exhibit 99.1

Press Release

Compaq Computer Corporation
Worldwide Public Relations
20555 SH 249 MC110515
Houston, TX 77070-2698

Telephone 281-514-0484
Facsimilie 281-514-0641
Compaq.PR@Compaq.Com

Contact(s):      Arch Currid
                      Compaq Computer Corporation
                      281-514-0484
                      arch.currid@compaq.com

Compaq Reports 2001 Fourth Quarter Results

         HOUSTON, Jan. 16, 2002 – Compaq Computer Corporation (NYSE: CPQ), a leading global provider of enterprise technology and solutions, today reported financial results for the fourth quarter ended December 31, 2001. Revenue for the fourth quarter was $8.5 billion, an improvement of $1 billion – or 14 percent – sequentially, and down 26 percent year-over-year. Net income for the quarter was $92 million, or $0.05 per diluted common share. Excluding a $36 million charge for merger-related expenses, the company earned $0.06 per share.

         “Our fourth quarter results clearly demonstrate Compaq’s strong focus on execution and solid market momentum,” said Michael Capellas, chairman and chief executive officer. “Early last year, we outlined three strategic objectives for the company: extend our enterprise capabilities, grow and achieve critical mass in global services, and improve the economics of our PC business while increasing the velocity of our supply chain. There is still work to do, but we have made significant headway.”

         The company’s results represent improvement across its business, including:

                                •      Solid sequential growth in all enterprise businesses

                                •      Continued growth in Compaq Global Services, both sequentially and year-over-year

                                •      A 1.2 point improvement in gross margin sequentially

                                •      Sequential reductions in operating expenses, on a $1 billion increase in revenue

                                •      A strong performance in Europe, where revenue was up 31 percent sequentially.

         Fourth quarter gross margin, as a percentage of revenue, was 20.6 percent, up 1.2 points sequentially, reflecting volume increases and mix improvements. Gross margins in PCs increased a full 3 points. Fourth quarter operating expenses were $1.54 billion, a sequential reduction despite a $1 billion increase in revenue, and down approximately $500 million year over year.

         “This is the fourth consecutive quarter of operating expense reductions and reflects the rapid completion of our restructuring program and stringent cost control,” stated Jeff Clarke, chief financial officer. “It is also the seventh consecutive quarter that the company has generated cash from operations.”

        In the same quarter last year, Compaq reported revenue of $11.5 billion and a net loss of $672 million, or $(0.39) per common share. Adjusted for special items, net income was $515 million, or $0.30 per diluted common share.

Business Outlook
         “While we did see some strengthening of the IT market in the fourth quarter, first half growth will be moderate and pent-up demand should drive a stronger recovery in the second half of the year. Accordingly, we expect first quarter revenue of approximately $7.6 billion and EPS of $0.01, consistent with normal seasonal trends,” Capellas said.

Business Overview
        Compaq Global Services continued to be the company’s strongest segment, with revenue of approximately $2 billion, showing 8 percent sequential growth and 4 percent growth over the prior year period. Operating profit was $253 million or 12 percent of revenue. The services business now comprises 24 percent of Compaq’s revenue.

         During the fourth quarter, Global Services experienced strongest growth in customer support and financial services. One of the natural outgrowths of Compaq’s strength in customer support is the expansion of its managed services business — which includes outsourcing, Computing on Demand and other IT utility programs. The value of managed services contracts booked in the year increased by more than 25 percent from the prior year.

         Revenue from the Enterprise Computing segment – built on the pillars of fault-tolerant and high performance computing, enterprise storage and industry standard servers – was up 15 percent from the third quarter to $2.7 billion.

         During the fourth quarter, the Business Critical Solutions Group – responsible for fault-tolerant and high performance systems – grew 31 percent sequentially on the strength of Compaq’s NonStop Himalaya and AlphaServer systems. The company strengthened its commercial and HPTC AlphaServer offerings during the quarter with the launch of the ES/SC45 AlphaServer, the only 1GHz mid-range system in the market. SC45 AlphaServer solutions are at the heart of the Pittsburgh Supercomputing Center’s supercomputer for the National Science Foundation, the world’s largest supercomputer dedicated to non-classified research.

         In the Enterprise Storage Group, revenue was up 14 percent from a strong performance in the third quarter, with growth in all regions. During the fourth quarter, IDC reported that Compaq had regained the number one market position in overall storage, including revenue, units and capacity shipped. Compaq surged past the enterprise storage industry in 2001, becoming the first company ever to ship more than 100 petabytes of disk storage in one year, according to IDC.

        Revenue from the Industry Standard Server Group grew 9 percent sequentially. During the quarter, ISSG announced its vision for “adaptive infrastructure,” a blueprint that sets the foundation for the next generation of technologies and solutions based on Compaq ProLiant servers, and illustrates how the company is differentiating its products and solutions with innovative software and software tools from Compaq.

        Revenue in the company’s Access business segment was $3.8 billion, an increase of 16 percent sequentially, and down 31 percent year over year. Strong double-digit growth in Europe, Japan and Latin America fueled the sequential growth. The segment posted a loss of $69 million for the quarter, an improvement of $186 million over the third quarter, reflecting the sequential volume increase, continued expense discipline and ongoing operational improvements.

        In 2001, the company focused on improving the Access business model. By the fourth quarter, access operating expense was reduced by 28 percent, and the company completed its plan for the worldwide outsourcing of portable computers and desktops for the indirect channel. Doubling inventory turns to 62 times meant that the segment was effectively running an annualized $15 billion business off some $225 million of inventory. Greater efficiencies in the indirect portion of the business, as well as the implementation of auto-replenishment capabilities in North America, drove significant inventory reductions of $1.2 billion. In addition, the company’s new Evo line of desktops, portables and notebooks recently won Best of Comdex and Best of CES (Consumer Electronics Show).

Full Year 2001 Results

        Revenue for the year ended December 31, 2001, totaled $33.6 billion, a decrease of 21 percent from the prior year. Excluding special items for the year, net income was $256 million, or $0.15 per diluted common share, down 85 percent from the prior year. Reported net income for the full year was a loss of $785 million, or ($0.47) per common share.

Earnings Conference Webcast

        Compaq will host a live audio Webcast today at 4:30 p.m. Eastern (3:30 p.m. Central) regarding its fourth quarter financial results. Details and links to the Webcast can be found at http://www.compaq.com/corporate/ir/. This conference call is the property of Compaq Computer Corporation and any recording, reproduction, or rebroadcast of this conference call is expressly prohibited by Compaq.

Company Background

         Founded in 1982, Compaq Computer Corporation is a leading global provider of enterprise technology and solutions. Compaq designs, develops, manufactures and markets hardware, software, solutions and services, including industry-leading enterprise storage and computing solutions, fault-tolerant business-critical solutions, communication products, and desktop and portable personal computers that are sold in more than 200 countries.

Compaq, the Compaq logo, Alpha, AlphaServer, NonStop, and Himalaya are trademarks of Compaq Information Technologies Group, L.P. in the U.S. and other countries. This press release and the subject conference call may contain forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Hewlett-Packard/Compaq merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Compaq and Hewlett-Packard are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in Compaq and Hewlett-Packard’s Securities and Exchange Commission reports (including but not limited to Compaq’s annual report on Form 10-K for the year ended December 31, 2000, HP’s annual report on Form 10-K for the year ended October 31, 2000, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Compaq’s results could differ materially from Compaq’s expectations in these statements. Compaq assumes no obligation and does not intend to update these forward-looking statements

                                             COMPAQ COMPUTER CORPORATION
                                             CONSOLIDATED BALANCE SHEET

December 31 (In millions, except par value)                             2001          2000
===============================================================================================

ASSETS

Current assets:
   Cash and cash equivalents                                      $     3,874      $    2,569
   Trade accounts receivable, net                                       4,623           6,715
   Leases and other accounts receivable                                 1,881           1,677
   Inventories                                                          1,402           2,161
   Other assets                                                         1,498           1,989
                                                                  --------------  --------------
                                                                  --------------  --------------
       Total current assets                                            13,278          15,111

Property, plant and equipment, net                                      3,199           3,431
Other assets, net                                                       7,212           6,314
                                                                  --------------  --------------
           Total assets                                           $    23,689      $   24,856
                                                                  ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Borrowings                                                     $     1,692      $      711
   Accounts payable                                                     3,881           4,233
   Deferred income                                                      1,181           1,089
   Other liabilities                                                    4,379           5,516
                                                                  --------------  --------------
       Total current liabilities                                       11,133          11,549
                                                                  --------------  --------------

Long-term debt                                                            600             575
                                                                  --------------  --------------
Postretirement and other postemployment benefits                          839             652
                                                                  --------------  --------------
Commitments and contingencies
Stockholders' equity:
   Preferred stock, $.01 par value
       Shares authorized: 10 million; shares issued: none                  --              --
   Common stock and capital in excess of $.01 par value
       Shares authorized: 3 billion
       Shares issued:  December 31, 2001 - 1,766 million
            December 31, 2000 - 1,742 million                           8,307           8,039
   Retained earnings                                                    4,393           5,347
   Accumulated other comprehensive income (loss)                         (132)             27
   Treasury stock (shares: December 31, 2001 - 62 million
            December 31, 2000 - 53 million)                            (1,451)         (1,333)
                                                                  --------------  --------------
       Total stockholders' equity                                      11,117          12,080
                                                                  --------------  --------------
           Total liabilities and stockholders' equity             $    23,689      $   24,856
                                                                  ==============  ==============

(COMPAQ LOGO)

                                                  COMPAQ COMPUTER CORPORATION
                                               CONSOLIDATED STATEMENT OF INCOME
                                                          (Unaudited)

                                                                     Three months ended                    Year ended
                                                                        December 31,                      December 31,
                                                               --------------------------------  -------------------------------
 (In millions, except per share amounts)                           2001              2000           2001              2000
 ===============================================================================================================================

Revenue:
    Products                                                        $ 6,705         $ 9,735         $ 26,728         $35,506
    Services                                                          1,751           1,743            6,826           6,716
                                                               ----------------  --------------  ---------------  --------------
        Total revenue                                                 8,456          11,478           33,554          42,222
                                                               ----------------  --------------  ---------------  --------------

Cost of sales:
    Products                                                          5,412           7,550           21,536          27,624
    Services                                                          1,299           1,265            4,906           4,793
                                                               ----------------  --------------  ---------------  --------------
        Total cost of sales                                           6,711           8,815           26,442          32,417
                                                               ----------------  --------------  ---------------  --------------

Selling, general and administrative                                   1,252           1,675            5,328           6,044
Research and development                                                292             377            1,305           1,469
Restructuring and related activities                                     --             (86)             742             (86)
Merger-related costs                                                     36              --               44              --
Other (income) expense, net                                              35           1,685              466           1,503
                                                               ----------------  --------------  ---------------  --------------
                                                                      1,615           3,651            7,885           8,930
                                                               ----------------  --------------  ---------------  --------------

Income (loss) before income taxes                                       130           (988)             (773)            875
Provision (benefit) for income taxes                                     38           (316)             (210)            280
                                                               ----------------  --------------  ---------------  --------------
Income (loss) before cumulative effect of accounting change              92           (672)             (563)            595
Cumulative effect of accounting change, net of tax                       --             --              (222)            (26)
                                                               ----------------  --------------  ---------------  --------------

Net income (loss)                                                     $  92         $ (672)           $ (785)         $  569
                                                               ================  ==============  ===============  ==============

Earnings (loss) per common share:
Basic:
    Before cumulative effect of accounting change               $    0.05         $  (0.39)          $ (0.34)         $ 0.35
    Cumulative effect of accounting change, net of tax                 --               --             (0.13)          (0.02)
                                                               ----------------  --------------  ---------------  --------------
                                                                $   0.05          $ (0.39)           $ (0.47)     $     0.33
                                                               ================  ==============  ===============  ==============
Diluted:
    Before cumulative effect of accounting change               $   0.05          $ (0.39)           $ (0.34)         $ 0.34
    Cumulative effect of accounting change, net of tax                --               --              (0.13)          (0.01)
                                                               ----------------  --------------  ---------------  --------------
                                                                $   0.05          $ (0.39)           $ (0.47)         $ 0.33
                                                               ================  ==============  ===============  ==============

Shares used in computing earnings (loss) per common share:
    Basic                                                           1,694              1,704           1,688           1,702
                                                               ================  ==============  ===============  ==============
    Diluted                                                         1,701              1,704           1,688           1,742
                                                               ================  ==============  ===============  ==============

(COMPAQ LOGO)

                                                             COMPAQ COMPUTER CORPORATION
                                                    CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                     (Unaudited)

                                                                     Three months ended              Year ended
                                                                        December 31,                December 31,
                                                            ------------------------------ ----------------------------------
(In millions)                                                  2001             2000            2001              2000
=============================================================================================================================

Cash flows from operating activities:
  Net income (loss)                                          $   92           $ (672)         $ (785)            $ 569
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
       Cumulative effect of accounting change                    --               --             222                26
       Depreciation and amortization                            338              345           1,377             1,407
       Gain on sale of investments                              (36)             (28)           (194)             (278)
       Impairment charge for investments and related assets      30            1,733             613             1,756
       Restructuring and related activities                      --              (86)            742               (86)
       Deferred income taxes and other                          143             (242)           (243)              252
       Changes in operating assets and liabilities, net of
         effects of acquired businesses
           Receivables                                         (389)            (308)          1,297            (1,946)
           Inventories                                          148              244             645               (72)
           Accounts payable                                     271             (504)           (319)             (228)
           Other assets and liabilities                        (454)            (205)         (1,873)             (835)
                                                            -------------  --------------- ---------------  -----------------
             Net cash provided by operating activities          143              277           1,482               565
                                                            -------------  --------------- ---------------  -----------------

Cash flows from investing activities:

  Capital expenditures, net                                    (185)            (382)           (927)           (1,133)
  Proceeds from sale of investments                              60               31             370               292
  Purchases of investments                                      (17)             (89)           (122)             (539)
  Decrease in short-term investments                             --               --              --               636
  Acquisitions of businesses, net of cash acquired               --               --              --              (370)

  Other, net                                                   (138)             (62)           (276)             (117)
                                                         ----------------  --------------- ---------------  -----------------
             Net cash used in investing activities             (280)            (502)           (955)           (1,231)
                                                         ----------------  --------------- ---------------  -----------------

Cash flows from financing activities:

  Increase in short-term borrowings                             191              222             706               258
  Increase in long-term borrowings                               --               --             300               575
  Issuance of common stock for stock options                     94               90             245               308
  Treasury stock purchases                                       (9)            (400)           (118)             (673)
  Dividends to stockholders                                     (43)             (42)           (169)             (170)
                                                         ----------------  --------------- ---------------  -----------------
             Net cash provided by (used in
              financing activities                              233             (130)            964               298
                                                         ----------------  --------------- ---------------  -----------------

Effect of exchange rate
changes on cash and cash equivalents                           (162)              (3)           (186)              271
                                                         ---------------  --------------- ---------------  ------------------
   Net increase (decrease) in cash and cash equivalents         (66)            (358)          1,305               (97)
Cash and cash equivalents at beginning of period              3,940            2,927           2,569             2,666
                                                         ---------------  --------------- ---------------  ------------------
Cash and cash equivalents at end of period                  $ 3,874          $ 2,569         $ 3,874           $ 2,569
                                                         ===============  =============== ===============  ==================

(COMPAQ LOGO)

                                                COMPAQ COMPUTER CORPORATION
                                                    SEGMENT INFORMATION
                                                        (Unaudited)

                                       Three months ended December 31,             Year ended December 31,
                                      -----------------------------------     ----------------------------------
(In millions)                              2001                2000                2001               2000
================================================================================================================

Enterprise Computing
        Revenue                            $ 2,699            $ 4,089            $ 10,699          $  14,253
        Operating income                        56                559                 163              1,656
Access
        Revenue                              3,773              5,483              15,193             20,624
        Operating income (loss)               (69)                 16               (587)                145
Compaq Global Services
        Revenue                              2,032              1,960               7,789              7,483
        Operating income                       253                226               1,062                884
Segment Eliminations and Other
        Revenue                                (48)               (54)               (127)              (138)
        Operating income (loss)                 (2)               (28)                  1                (43)
Consolidated Segment Totals
        Revenue                            $ 8,456            $11,478            $ 33,554          $  42,222
        Operating income                   $   238            $   773            $    639          $   2,642

  A reconciliation of Compaq's consolidated segment operating income to consolidated income (loss) before income taxes follows:

                                       Three months ended December 31,             Year ended December 31,
                                       -------------------------------             -----------------------
(In millions)                             2001                2000                2001                2000
================================================================================================================

Consolidated segment operating income     $  238             $   773              $  639             $ 2,642
Unallocated corporate expenses               (37)               (162)               (160)               (350)
Restructuring and related charges             --                  86                (742)                 86
Merger-related costs                         (36)                 --                 (44)                 --
Other income (expense), net                  (35)             (1,685)               (466)             (1,503)
                                      --------------     ---------------      --------------      --------------
Income (loss) before income taxes         $  130             $  (988)             $ (773)            $   875
                                      ==============     ===============      ==============      ==============

(COMPAQ LOGO)

                                         COMPAQ COMPUTER CORPORATION
                            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                                    Excluding adjustments itemized below
                                                 (Unaudited)

                                                         Three months ended
                                                            December 31,
                                                  ===================================
(In millions, except per share amounts)               2001           2000
                                                      ----           ----

Total revenue                                      $    8,471     $   11,526

Operating costs and expenses:
 Cost of products and services                          6,711          8,798
 Selling, general and administrative                    1,252          1,594
 Research and development                                 292            377
                                                   ------------   ------------
  Total operating costs and expenses                    8,255         10,769
                                                   ------------   ------------

Earnings from operations                                  216            757

Other (income) expense, net                                66             21
                                                   ------------   ------------
Earnings before cumulative effect
 of accounting change                                     150            736

Provision for income taxes                                 45            221
                                                   ------------   ------------
Net earnings before cumulative effect
 of accounting change                              $      105     $      515
                                                   ============   ============
Diluted net earnings per share before cumulative
 effect of accounting change                       $     0.06     $     0.30

The pro forma amounts have been adjusted to exclude the following:

Revenue:
  Revenue benefit from adoption of EITF 01-9       $      (16)     $       -
  Reclassification of sales financing costs                31             48
                                                   ------------   ------------
   Total adjustments to revenue                            15             48
                                                   ------------   ------------
Operating costs and expenses:
  Merger-related costs                                     36              -
  Litigation-related charges                                -             81
  Asset write-downs                                         -             17
                                                   ------------   ------------
   Total adjustments to operating costs and
     expenses                                              36             98
                                                   ------------   ------------

Other (income) expense, net
  Reclassification of sales financing costs               (31)           (48)
  Net investment loss                                       -          1,712
                                                   ------------   ------------
   Total adjustments to other (income) expense,
      net                                                 (31)         1,664

Restructuring and related activities                        -            (86)

Income tax effect                                          (7)          (537)
                                                   ------------   ------------
Total pro forma adjustments                        $       13     $    1,187
                                                   ============   ============

(COMPAQ LOGO)

                                         COMPAQ COMPUTER CORPORATION
                            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                                    Excluding adjustments itemized below
                                                 (Unaudited)

                                                                    Year ended
                                                                   December 31,
                                                   =====================================
(In millions, except per share amounts)                    2001             2000
                                                           ----             ----

Total revenue                                          $   33,597    $     42,383

Operating costs and expenses:
 Cost of products and services                             26,442          32,400
 Selling, general and administrative                        5,328           5,963
 Research and development                                   1,305           1,469
                                                        ------------   ------------
  Total operating costs and expenses                       33,075          39,832
                                                        ------------   ------------
Earnings from operations                                      522           2,551

Other (income) expense, net                                   156              96
                                                        ------------   ------------
Earnings before cumulative effect
 of accounting change                                         366           2,455

Provision for income taxes                                    110             786
                                                        ------------   ------------
Net earnings before cumulative effect
 of accounting change                                  $      256    $      1,669
                                                        ============   ============

Diluted net earnings per share before cumulative
 effect of accounting change                           $     0.15    $       0.96

The pro forma amounts have been adjusted to exclude the following:

Revenue:
 Revenue benefit from adoption of EITF 01-9            $      (85)   $          -

 Reclassification of sales financing costs                    128             161
                                                        ------------   ------------
  Total adjustments to revenue                                 43             161
                                                        ------------   ------------
Operating costs and expenses:
 Merger-related costs                                          44               -
 Litigation-related charges                                     -              81
 Asset write-downs                                              -              17
                                                        ------------   ------------
  Total adjustments to operating costs and expenses            44              98
                                                        ------------   ------------
Other (income) expense, net
 Reclassification of sales financing costs                   (128)           (161)
 Net investment loss                                          438           1,568
                                                        ------------   ------------
  Total adjustments to other (income) expense, net            310           1,407

Restructuring and related activities                          742             (86)

Income tax effect                                            (320)           (506)
                                                        ------------   ------------
Total pro forma adjustments                            $      819    $      1,074
                                                        ============   ============